Exhibit 99.2

Contacts:

For Celgene:
Investors:
(908) 673-9628 investors@celgene.com

Media:
(908) 673-2275 media@celgene.com

For Acceleron
Investors:
Todd James
Senior Director, Corporate Communications
(617) 649-9393

Media:
BMC Communications, LLC
Brad Miles
(917) 570-7340

FDA Fast Track Designation Granted to Luspatercept for the
Treatment of Patients with Lower Risk Myelodysplastic Syndromes

SUMMIT, NJ and CAMBRIDGE, MASS – (December 7, 2015) – Celgene Corporation (NASDAQ: CELG) and Acceleron Pharma Inc. (NASDAQ: XLRN) today announced that the United States Food and Drug Administration (FDA) has granted Fast Track Designation to luspatercept for the treatment of anemia in patients with lower risk myelodysplastic syndromes (MDS). The Fast Track program of the FDA is designed to facilitate the development and expedite the review of new drugs that are intended to treat serious or life-threatening conditions and that demonstrate the potential to address unmet medical needs.

Celgene and Acceleron are developing luspatercept to treat patients with rare blood disorders including MDS and beta-thalassemia. For people with MDS, a type of blood cancer, anemia is a challenging clinical complication of the disease and chronic red blood cell transfusions are the standard of care to manage this anemia. Luspatercept is designed to increase red blood cell levels in a way that is fundamentally distinct from existing therapies, and has the potential to treat anemia in patients whose disease is not adequately addressed by the treatments available today.

“The FDA’s Fast Track Designation for luspatercept recognizes the serious unmet medical needs of patients with MDS,” said Jacqualyn A. Fouse, President, Hematology/Oncology for Celgene. “Celgene and Acceleron are working to initiate a Phase 3 clinical program to investigate the treatment of patients with low and intermediate risk MDS before the end of the year.”

The Companies previously announced FDA Fast Track Designation for luspatercept to treat beta-thalassemia.

About Luspatercept

Luspatercept is a modified activin receptor type IIB fusion protein that acts as a ligand trap for members in the Transforming Growth Factor-Beta (TGF-beta) superfamily involved in the late stages of erythropoiesis (red blood cell production). Luspatercept is thought to regulate late-stage erythrocyte (red blood cell) precursor cell differentiation and maturation. This mechanism of action is distinct from that of erythropoietin (EPO), which stimulates the proliferation of early-stage erythrocyte precursor cells. Acceleron and Celgene are jointly developing luspatercept as part of a global collaboration. Acceleron and Celgene are initiating phase 3 clinical trials that are designed to evaluate the safety and efficacy of luspatercept in patients with myelodysplastic syndromes (the "MEDALIST" study) and in patients with beta-thalassemia (the "BELIEVE" study). For more information, please visit www.clinicaltrials.gov.

About Myelodysplastic Syndromes

MDS comprise a heterogeneous group of hematologic malignancies of the bone marrow commonly leading to severe and chronic anemia due to ineffective erythropoiesis. The National Cancer Institute estimates that more than 10,000 people are diagnosed with MDS in the United States each year. Patients with MDS often have a hypercellular bone marrow with various dysplastic changes of the cells that are also seen in peripheral blood, resulting in cytopenias (low blood cell counts) and an increased risk of progression to acute myeloid leukemia. Nearly all MDS patients suffer from anemia. The anemia in MDS is often characterized by high endogenous levels of EPO driving an abundance of early stage red blood cell precursors and an inability of these precursor cells to properly differentiate into healthy, functional red blood cells. Many patients are therefore unresponsive to the administration of erythropoietin to correct the resulting anemia and instead require red blood cell transfusions, which can increase the risk of infection and iron-overload related toxicities.

About Acceleron

Acceleron is a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of novel therapeutic candidates that regulate cellular growth and repair. The company is a leader in understanding the biology of the TGF-beta protein superfamily, a large and diverse group of molecules that are key regulators in the growth and repair of tissues throughout the human body, and in targeting these pathways to develop important new medicines. Acceleron has built a highly productive R&D platform that has generated innovative clinical and preclinical protein therapeutic candidates with novel mechanisms of action. These therapeutic candidates have the potential to significantly improve clinical outcomes for patients with cancer and rare diseases.

About Celgene

Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global pharmaceutical company engaged primarily in the discovery, development and commercialization of innovative therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit www.celgene.com. Follow Celgene on Social Media: @Celgene, Pinterest, LinkedIn and YouTube.

Source: Acceleron Pharma, Celgene Corporation

Forward-Looking Statements
Acceleron:
Cautionary Note on Forward-Looking Statements

This press release includes forward-looking statements about Acceleron's strategy, future plans and prospects, including statements regarding the development of luspatercept and Acceleron’s TGF-beta superfamily program generally, the timeline for clinical development and regulatory approval of luspatercept, the expected timing for the reporting of data from ongoing trials, and the structure of Acceleron’s planned or pending clinical trials. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include that preclinical testing of Acceleron’s compounds and data from clinical trials may not be predictive of the results or success of ongoing or later clinical trials, that data may not be available when we expect it to be, that Acceleron or Celgene will be unable to successfully complete the clinical development of its compounds, that the development of Acceleron's compounds will take longer or cost more than planned, that Acceleron or Celgene may be delayed in initiating or completing any clinical trials, and that Acceleron's compounds will not receive regulatory approval or become commercially successful products. Other risks and uncertainties include those identified under the heading "Risk Factors" included in Acceleron's Annual Report on Form 10-K which was filed with the Securities and Exchange Commission (SEC) on March 2, 2015, and other filings that Acceleron has made and may make with the SEC in the future. The forward-looking statements contained in this press release reflect Acceleron’s current views with respect to future events, and Acceleron does not undertake and specifically disclaims any obligation to update any forward-looking statements.
Celgene:

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words "expects," "anticipates," "believes," "intends," "estimates," "plans," "will," “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our Annual Report on Form 10-K and our other reports filed with the Securities and Exchange Commission.

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